UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: October 7, 2025

(Date of earliest event reported)

The Awareness Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-52952	56-2560951
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4343 N Scottsdale Rd, #150

Scottsdale, AZ 85251

(Address of principal executive offices)

(818) 357-3155

(Registrant’s telephone number, including area code)

Freedom Holdings, Inc.

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered/
Common Stock	TAAG	OTC Markets: OTCID

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03	Amendments to Articles of Incorporation.

On September 16, 2025, the Company filed Articles of Amendment to its Articles of Incorporation (the “Amendment”) to change its name from Freedom Holdings, Inc. to The Awareness Group, Inc. In conjunction with the name change, the Company filed all documents required to have its name and trading symbol updated by FINRA. The changes were announced on FINRA’s daily list on October 6, 2025, with an effective date of October 7, 2025. The Company now trades under the symbol ‘TAAG.’

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description	Filed herewith (*)	Incorporated by reference (Filing)
5.03	Amended Articles of Incorporation filed September 16, 2025	*
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

The Awareness Group, Inc.

Dated: October 30, 2025	By:	/s/ Pablo Diaz
Pablo Diaz, CEO

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